                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 16, 2001

                               DECISIONLINK, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       DELAWARE                    0-17569                  84-1063897
  -----------------           ----------------        -----------------------
   (STATE OR OTHER            (COMMISSION FILE             (IRS EMPLOYER
    JURISDICTION OF                NUMBER)            IDENTIFICATION  NUMBER)
    INCORPORATION)



               1181 GRIER DRIVE, SUITE B, LAS VEGAS, NEVADA 89119
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (702) 361-9873
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





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ITEM 5. OTHER EVENTS

     On January 16, 2001, DecisionLink, Inc.'s wholly owned subsidiary, TankLink, LLC, entered into an agreement with NCJV, LLC (a partnership which includes as one of its partners Cornerstone Propane, L.P.) to form TankSat Solutions, LLC ("TankSat"). A copy of the Limited Liability Company Agreement of TankSat is attached hereto as an exhibit.

     TankSat's business model is the worldwide marketing and sale of propane monitoring products to distribution companies servicing residential and commercial propane customers. TankSat's technology measures the liquid level of propane tanks and through a secured Web site, delivers the corresponding tank data to the distributor using the latest in satellite technology.

     TankSat owns, as part of the agreement, a comprehensive back office software package known as Resource Management Software (RMS), for this application. It will be marketed in conjunction with the TankSat propane monitoring service as an integrated system for use in delivery dispatch, inventory control, and operational management.

     TankSat will earn revenues from the sale of monitoring hardware and from a monthly service fee for communicating tank data. In addition, TankSat plans to earn additional and continuing monthly revenue by providing its specialized RMS software as an operations management tool. It is expected that residential monitoring and communication hardware systems will be sold at prices starting under $200 per unit and bulk storage units starting at prices under $2,000 per unit, depending upon geographic location and the customer's requirements.

     Monthly fees for residential tanks will depend on the frequency of reporting and the auxiliary services provided. The monthly fees will range from approximately $3 per installation to $10 or more per installation. Commercial applications will bring higher recurring monthly fees and revenues and will depend on frequency of reports that could vary seasonally.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

 (c)  Exhibits:

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

EXHIBIT
NUMBER            DESCRIPTION

99.1 Limited Liability Company Agreement of TankSat Solutions, LLC, dated as of January 16, 2001, between NCJV, LLC, and TankLink, LLC, a wholly owned subsidiary of DecisionLink, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, DecisionLink has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  DECISIONLINK, INC.
                                                  Registrant



Dated: February 2, 2001    By:  /S/ GEOFFREY F. HEWITT
                              -----------------------------
                                    Geoffrey F. Hewitt
                                    Chief Executive Officer



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